Exhibit 10.16

INSTRUMENT AMENDING

LYONDELL CHEMICAL COMPANY

NON-EMPLOYEE DIRECTORS BENEFIT PLANS

TRUST AGREEMENT

Lyondell Chemical Company hereby amends, effective February 23, 2006, the Lyondell Chemical Company Non-Employee Directors Benefit Plans Trust Agreement, as follows:

Section 3, Change in Control, Section 3.2., “Definition of Change in Control” is revised in its entirety to read as follows:

Section 3.2. Definition of “Change in Control”. For purposes of this Trust Agreement, a “Change in Control” shall be deemed to occur on the date that one or more of the following occurs:

(i) Individuals who constitute the entire Board on the date of this amendment (“Incumbent Directors”) then cease to constitute at least a Board majority for any reason; provided, however, that any individual after the date of this amendment also shall be considered an Incumbent Director if the individual’s election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors, but an individual shall not be considered an Incumbent Director if the individual’s initial assumption of office occurs as a result of either an actual or threatened election contest, as those terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended, or as a result of other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board;

(ii) The consummation of any merger, consolidation, amalgamation, reorganization, share exchange or recapitalization of the Company (or, if the Company’s capital stock is affected, any Company subsidiary), or any sale, lease, exchange or other transfer (in one transaction of a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company’s assets (each of the foregoing being an “Acquisition Transaction”) where:

(1) the Company’s shareholders immediately before that Acquisition Transaction do not beneficially own, directly or indirectly, immediately after that Acquisition Transaction shares or other ownership interests representing in the aggregate fifty percent (50%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from the merger, consolidation, amalgamation, reorganization, share exchange or recapitalization or acquiring such assets of the Company, as the case may be, or of its ultimate parent corporation or other entity, if any (the “Surviving Entity”), and (b) the Combined Voting Power of the Surviving Entity’s then outstanding Voting Securities, or

(2) the Incumbent Directors who initially approved the Acquisition Transaction do not constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity immediately after that Acquisition Transaction, or

(3) any Person directly or indirectly becomes the Beneficial Owner of the Surviving Entity’s securities representing, in the aggregate, more than twenty percent (20%) of either (A) the Surviving Entity’s then outstanding shares of common stock (“Common Shares”) or (B) the Combined Voting Power of all the Surviving Entity’s then outstanding Voting Securities, and that Person’s direct or indirect Beneficial Ownership of the Combined Voting Power of the outstanding Voting Securities of the Surviving Entity immediately after the Acquisition Transaction is more than five percentage points greater than that Person’s Beneficial Ownership in the Combined Voting Power of the outstanding Voting Securities of the Company immediately before the Acquisition Transaction was initially approved;

(iii) The Company’s stockholders approve any plan or proposal to liquidate or dissolve the Company; or

(iv) Any Person becomes, directly or indirectly, the Beneficial Owner, of Company securities representing, in the aggregate, more than twenty percent (20%) of either (A) the then outstanding Common Shares or (B) the Combined Voting Power of all of the Company’s then outstanding Voting Securities; provided, however, that notwithstanding the foregoing, no change in Control shall be deemed to occur under this Subsection (iv):

(1) Solely as a result of the Company acquiring securities in an transaction that reduces the outstanding number of Common Shares or other Voting Securities and thereby increases (a) the proportion of Common Shares beneficially owned by any Person to more than twenty percent (20%) of the then outstanding Common Shares, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than twenty percent (20%) of the Combined Voting Power of all then outstanding Voting Securities;

(2) Solely as a result of a Person acquiring securities directly from the Company, excluding any conversion of a security not acquired directly from the Company;

provided, further, that a Change in Control shall be deemed to occur if any Person referred to in paragraph (1) or (2) of this Subsection (iv) thereafter becomes the Beneficial Owner of additional shares or other ownership interests representing one percent (1%) or more of the Company’s outstanding Common Shares or one percent (1%) or more of the Combined Voting Power (other than as a result of (x) a stock split, stock dividend or similar transaction or (y) an event described in paragraph (1) or (2) of this Subsection (iv)).

(v) For purposes of this Change in Control definition, the following capitalized terms have the following meanings:

(1) “Affiliate” means, as to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, within the meaning of terms used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

(2) “Beneficial Owner” has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended.

(3) “Combined Voting Power” means the aggregate votes entitled to be cast generally by holders of then outstanding Voting Securities of a corporation or other entity to elect the Board of Directors, or similar managing group, of that corporation or entity.

(4) “Person” means any individual, entity (including, without limit, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person excludes the Company, any of its subsidiaries or affiliates or LYONDELL-CITGO Refining LP (“LCR”), any employee benefit plan of the Company or LCR or any of their subsidiaries or any entity organized, appointed or established for or under the terms of any employee benefit plan by the Company, LCR, or their subsidiaries.

(5) “Voting Securities” means all securities of a corporation or other entity with the right, under ordinary circumstances, to vote to elect the Board of Directors or similar managing group of that corporation or other entity.

IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of the Company, has executed this instrument on this 23rd day of February, 2006.

ATTEST:		LYONDELL CHEMICAL COMPANY

BY:	/s/ JoAnn L. Beck	BY:	/s/ Allen C. Holmes
	Assistant Secretary		Allen C. Holmes
Vice President and Chairman,
Benefits Administrative Committee

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